BANKERS TRUST COMPANY
                              130 Liberty Street
                           New York, New York 10006

                                        September 11, 2000


FrontLine Capital Group
1350 Avenue of the Americas
32nd Floor
New York, New York 10019


Attention:  Michael Maturo

                   Re: Amended and Restated Revolving Line of Credit Agreement (as the same may be amended or otherwise modified from time to time, this "Agreement")
                            -----------------------------------------------

Gentlemen:

         Bankers Trust Company (the "Bank") and FrontLine Capital Group, a Delaware corporation ("Borrower"), previously entered into a Line of Credit Agreement (Facility A) (the "Original Line of Credit Agreement (Facility A)") and a Line of Credit Agreement (Facility B), each dated May 31, 2000 (collectively, the "Facilities"). There are presently three (3) letters of credit issued and outstanding under the Facilities. Concurrently herewith, the Borrower is causing two (2) of the letters of credit outstanding pursuant to the Facilities to be surrendered to the Bank and, with respect to the remaining letter of credit (the "SWINC Letter of Credit"), the Borrower is causing to be delivered to the Bank a "back-up" letter of credit (the "Paribas Letter of Credit") which will allow the Bank to draw thereon in the event it makes a payment in respect of the SWINC Letter of Credit. As a result thereof, the parties hereto have elected to amend and restate the Facilities as follows:

         Bankers Trust Company (the "Bank") is pleased to extend its $25,000,000.00 (such amount, the "Commitment") revolving line of credit to FrontLine Capital Group, a Delaware corporation (the "Borrower"), on the following terms and conditions:

         1. The Borrower will use the proceeds of loans ("Loans") made hereunder only for general corporate purposes, including, without limitation, making investments in other companies. Concurrently herewith, the Borrower has paid the Bank a non-refundable facility fee of $500,000.00. Requests for Loans shall be made in a writing submitted by the Borrower and signed by an Authorized Representative (as such term is defined in the Note, as such term is hereinafter defined). Notwithstanding anything herein to the contrary, Borrower shall not be entitled to receive Loans hereunder if, after giving effect to such Loan, the Total Leverage Ratio (as such term is defined in the Workplaces Credit Agreement (as such term is hereinafter defined)) would exceed 3.75, assuming for this purpose that Consolidated Indebtedness (as such term is defined in the Workplaces Credit Agreement) included an amount equal to (x) the sum of the principal amount to be outstanding under this Agreement after giving effect to the proposed Loan plus the amount of the Additional Debt (as hereinafter defined) then outstanding, divided by (y) the Borrower's then basic (actual and undiluted) ownership percentage in HQ Global Holdings, Inc. Together with each request for a Loan, the Borrower must submit to the Lender a certificate of the chief financial officer of the Borrower demonstrating that, after giving effect to the proposed Loan, the condition of the preceding sentence will remain satisfied and that, after giving effect to the proposed Loan, there will be no default and/or event of default under PARAGRAPH 25 of the Pledge Agreement (as such term is hereinafter defined). If the Borrower has properly requested (in accordance with this Agreement) and is entitled to receive a Loan hereunder, such Loan shall be advanced within three
(3) Business Days (as such term is defined in the Note) of the Bank's receipt of the request. Subject to the terms of this Agreement and of the Note, the Borrower may borrow, repay and reborrow any amounts under this Agreement. "Additional Debt" shall mean indebtedness (direct or contingent) of the Borrower where such indebtedness is, directly or indirectly, secured by stock or other equity interests in HQ Global Holdings, Inc. or any Subsidiary (as such term is defined in the Pledge Agreement) of HQ Global Holdings, Inc., excluding indebtedness evidenced by the Note.

         2. No further Loans will be advanced under this line of credit if, among other things, after giving effect to such requested Loan, the Loans outstanding would exceed the Commitment (the amount in excess of the Commitment is an "Overadvance"). In the event of an Overadvance, the Borrower shall, within five (5) days of demand, prepay that portion of the Loans outstanding in the amount of the Overadvance. The Borrower's obligations to the Bank under the Note (as hereinafter defined) and under this Agreement are secured pursuant to that certain Equity Interest Pledge and Security Agreement dated as of May 31, 2000 made by the Borrower to and in favor of the Bank (as amended by a Confirmation and Amendment of Equity Interest Pledge and Security Agreement of even date herewith and as the same may further be amended or otherwise modified from time to time, the "Pledge Agreement"). This Agreement, the Note, the Pledge Agreement and any other instrument and documents related thereto are, collectively, the "Loan Documents."

         3. Loans hereunder (i) will be evidenced by the Borrower's grid Amended and Restated Revolving Promissory Note in the form of EXHIBIT A hereto (as the same may be amended or otherwise modified from time to time, the "Note") duly executed by the Borrower and (ii) will mature and bear interest as provided in the Note. If there is no default and/or Event of Default under this Agreement and/or the Note, the Borrower shall be entitled to request and receive Loans in accordance with the provisions of this Agreement. The Bank shall have no obligation to make Loans after the then applicable Maturity Date.

         4. (a) Subject to the extension provisions hereof, any Loans outstanding hereunder and all accrued and unpaid interest thereon shall be due and payable on March 11, 2001 (the "First Maturity Date").

            (b) If, as of the date of the notice of the Borrower referred to in this PARAGRAPH and the First Maturity Date, no Event of Default and no event which with notice or the lapse of time or both would become an Event of Default shall then be continuing, then the Borrower, by written notice to the Bank not later than thirty (30) days prior to the First Maturity Date and not earlier than sixty (60) days prior to such date, shall have the option to extend the maturity of this facility for three (3) months (the "First Extension Period") to June 11, 2001 (the "Second Maturity Date"). At the time the Borrower exercises the option to extend the term of this facility for the First Extension Period, it shall pay the Bank a non-refundable fee of $250,000; such fee shall be payable in immediately available federal funds at the office of the Bank first set forth above.

            (c) If, as of the date of the notice of the Borrower referred to in this PARAGRAPH and the Second Maturity Date, no Event of Default and no event which with notice or the lapse of time or both would become an Event of Default shall then be continuing, then the Borrower, by written notice to the Bank not later than thirty (30) days prior to the Second Maturity Date and not earlier than sixty (60) days prior to such date, shall have the option to extend the maturity of this facility for three (3) months (the "Second Extension Period") to September 11, 2001 (the "Final Maturity Date"). At the time the Borrower exercises the option to extend the term of this facility for the Second Extension Period, it shall pay the Bank a non-refundable fee of $250,000; such fee shall be payable in immediately available federal funds at the office of the Bank first set forth above.

         5. Each of the following shall be an "Event of Default" under each of the Loan Documents:

            (a) failure of the Borrower (x) to pay, for a period of ten (10) days after the same becomes due (i) any installment of interest under the Note, or (ii) any other payment required under any of the Loan Documents or under any supplement, modification or extension hereof or thereof, or (y) to pay the final principal balance of the Note when due, whether upon the stated maturity date set forth therein, upon acceleration of the principal sum thereof or otherwise, together with accrued and unpaid interest thereon; or

            (b) if any of the Borrower's representations or warranties contained in or incorporated into any of the Loan Documents shall be untrue or incorrect in any material respect at the time made, or if any such warranty or representation intended to be a continuing one shall become untrue or incorrect in any material respect and the Borrower shall fail to remedy such situation within thirty (30) days after notice from the Bank (or promptly upon notice in case of emergency); or

            (c) if the Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower and the petition is not controverted within thirty (30) days, or is not dismissed within ninety (90) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Borrower; or the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or there is commenced against the Borrower any such proceeding which remains undismissed for a period of ninety (90) days; or the Borrower is adjudicated insolvent or bankrupt; or any order for relief or other order approving any such case or proceeding is entered; or the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or the Borrower makes a general assignment for the benefit of creditors; or the Borrower shall fail to pay, or shall admit in writing that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or

            (d) if any execution, warrant, attachment, garnishment or other similar processes shall be levied or filed against the Borrower which involve claims aggregating more than $100,000 and such processes shall not be stayed, vacated or discharged, such as by bonding, within ninety (90) days after the same shall have been levied or filed; or

            (e) if the Borrower shall fail to perform or observe, or cause to be performed or observed, any other term, obligation, covenant, condition or agreement contained in any Loan Document or any other instrument now or hereafter executed in connection therewith and such failure shall have continued for a period of thirty (30) days after notice thereof; provided, however, if such default shall not have been occasioned by any willful act of the Borrower, and if such default cannot with due diligence be cured within such thirty (30) days period, the time within which to cure the same shall be extended for such period as may be necessary to cure the same with due diligence if the Borrower commences within such thirty (30) days and proceeds diligently to cure the same; or

            (f) if any breach, default or event of default shall occur and be continuing or any other condition shall exist under any instrument, agreement or indenture relating to indebtedness or any other liability of the Borrower and the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such indebtedness or other liability or permit the holder to accelerate the maturity of such indebtedness or other liability or require a redemption or other repurchase of such indebtedness or other liability; or any such indebtedness or other liability of the Borrower shall otherwise be declared to be due and payable (by acceleration or otherwise) or be required to be prepaid, redeemed or otherwise repurchased prior to the stated maturity thereof; or

            (g) if the Total Leverage Ratio exceeds 3.75 and assuming for this purpose that Consolidated Indebtedness (as such term is defined in the Workplaces Credit Agreement) included an amount equal to (x) the sum of the then outstanding principal amount of the Loans plus the amount of Additional Debt then outstanding, divided by (y) the Borrower's then basic (actual and undiluted) ownership percentage in HQ Global Holdings, Inc.; or

            (h) if, while the Bank has any obligation to make Loans pursuant to this Agreement, the Borrower shall declare or pay any dividend on any class of its stock; or

            (i) if there shall be a default under the Workplaces Credit Agreement (as in effect on the date hereof) or if there shall be a default under the Workplaces Credit Agreement (as from time to time in effect). "Workplaces Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of May 31, 2000 among HQ Global Holdings, Inc., HQ Global Workplaces, Inc., various banks, Bankers Trust Company, as Syndication Agent, Citicorp Real Estate, Inc., as Documentation Agent and BNP Paribas (formerly known as Paribas), as Administrative Agent and Arranger. If an Event of Default occurs and is continuing: (x) the outstanding principal amount of the Note, and all accrued and unpaid interest thereon, shall be due and payable if written notice of such acceleration, in the manner specified in the Note, is given to the Borrower, (y) the Bank, effective immediately, shall have no further obligations to make Loans pursuant to this Agreement and (z) the Bank, by written notice of default to the Borrower, may exercise all available rights and remedies, including terminating this Agreement, except that in the circumstances of an Event of Default under PARAGRAPH 5(c) of this Agreement, no such written notice shall be required and the Bank shall have no further obligation to make Loans.

         6. (a) Reference is hereby made to that certain Credit Agreement dated as of November 30, 1999 among Reckson Service Industries, Inc. (now known as FrontLine Capital Group), the institutions from time to time parties thereto as lenders, Warburg Dillon Read, LLC, as Arranger, and UBS AG, Stamford Branch, as Administrative Agent (as supplemented by an Amendment to Credit Agreement dated as of December 12, 1999 and a waiver letter dated January 20, 2000, the "UBS Loan Agreement"). The parties hereto have previously and separately initialled the UBS Loan Agreement for identification.

            (b) Whether or not the UBS Loan Agreement is in full force and effect, the provisions of Article VIII and Sections 9.1 through 9.8 of
Article IX (to the extent such provisions are applicable to the Borrower) of the UBS Loan Agreement and any related definitions, as in effect immediately prior to the termination thereof, are hereby incorporated herein by reference as if set forth herein in full and shall apply, mutatis mutandis, to this Agreement.

         7. Pursuant to the Original Line of Credit Agreement (Facility A), the Bank issued a $1,000,000 letter of credit to SWINC Acquisition Three, Inc. and in connection therewith the Borrower executed and delivered an Application and Agreement for Irrevocable Letter of Credit (Standby) dated July 18, 2000 (the "SWINC Application"). The Borrower hereby ratifies and confirms the SWINC Application and agrees that the SWINC Application continues in full force and effect after giving effect to this Agreement. The Borrower hereby represents and warrants to the Bank that it has no offsets, defenses or counterclaims with respect to the SWINC Application and to the extent any such offsets, defenses or counterclaims exist without the Borrower's knowledge, the same are hereby waived to the maximum extent permitted by law. The Borrower understands that promptly following the date hereof the Bank is to notify SWINC Acquisition Three, Inc. that the expiration date of the SWINC Letter of Credit is not to be extended beyond its current expiration date of March 31, 2001 and the Borrower hereby consents to such action. The Bank hereby agrees that if the face amount of the SWINC Letter of Credit is reduced pursuant to the provisions thereof which contemplate a reduction of the SWINC Letter of Credit (other than as a result of a draft being drawn thereon), then the Bank will consent to a reduction, in the same principal amount, of the Paribas Letter of Credit.

         8. If after the date hereof there shall be any public or private offering of equity interests in the Borrower and the aggregate net proceeds from such offerings exceeds $100,000,000, then, upon the Borrower's receipt (actual or constructive) of any of the net proceeds thereof, a mandatory prepayment of all or some, as the case may be, of the outstanding principal of the Loans in the following amounts shall be due and payable: if the aggregate net proceeds from such offerings is more than $100,000,000 and less than or equal to $125,000,000, a mandatory prepayment in an amount equal to one-half of such net proceeds between such amounts shall be due and payable, plus if the aggregate of the net proceeds of such offerings is in excess of $125,000,000, a mandatory prepayment in an amount equal to all of such net proceeds in excess of $125,000,000 shall be due and payable. If there shall be any private or public offering of equity interests in an entity other than the Borrower, then, to the extent that any of the net proceeds of such offering are received (actually or constructively) by the Borrower, a mandatory prepayment of all or some, as the case may be, of the outstanding principal of the Loans shall be due and payable in the amount of such net proceeds received (actually or constructively) by the Borrower. Whether or not any mandatory prepayments of the outstanding principal amount of any of the Loans is made as a result of this paragraph, the Commitment shall permanently be reduced in an amount equal to the sum of (a) if the aggregate net proceeds from such offerings is more than $100,000,000 and less than or equal to $125,000,000, an amount equal to one-half of such net proceeds between such amounts, plus (b) if the aggregate of the net proceeds of such offerings is in excess of $125,000,000, an amount equal to all of such net proceeds in excess of $125,000,000. If at the time of a mandatory prepayment required by this paragraph the principal amount of the Loans outstanding is less than the required mandatory prepayment, then the mandatory prepayment shall be in the amount of the outstanding Loans.

         9. No delay on the part of the Bank in exercising any of its options, powers or rights, or any partial or single exercise thereof, irrespective of any course of dealing, shall constitute a waiver thereof. The options, powers and rights of the Bank specified herein and in the other Loan Documents are in addition to those otherwise existing under applicable law. No amendment, modification or waiver of any provision hereof or of the other Loan Documents, nor consent to any departure by the Borrower herefrom or therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Bank and the Borrower. The Borrower agrees to pay, on demand, all reasonable out-of-pocket costs and expenses incurred or payable by the Bank in connection with the Loan Documents, including reasonable attorneys' fees and disbursements. This Agreement shall be binding on the Borrower and the Bank and their respective successors and assigns, provided that the Borrower shall not have the right to assign its rights hereunder or any interest herein.

         10. The Borrower agrees to pay the Bank a commitment fee at the rate of one-quarter of one percent per annum (twenty-five basis points per annum) on the average daily unused portion of the Commitment in effect during the period from and including October 11, 2000 until and including the earlier of
(x) the applicable Maturity Date and (y) the Borrower's prepayment in full of the outstanding Loans and termination, in a writing reasonably satisfactory to the Bank, of the Bank's obligation to make Loans under this Agreement and/or the Note. Such commitment fees shall be payable monthly in arrears on the last day of each month, commencing on October 31, 2000, and on the Maturity Date or such earlier date upon which the Commitment shall terminate pursuant to the terms hereof, and shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

         11. Notices hereunder shall be given in the manner provided in the Note.

         12. This Agreement may be signed in counterparts.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         This Agreement, together with the other Loan Documents, constitutes the entire understanding between the Bank and the Borrower and supersedes all prior discussions and agreements with respect to the subject matter hereof.

                                    Very truly yours,

                                    BANKERS TRUST COMPANY

                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

Accepted and agreed to this
8th day of September, 2000:

FRONTLINE CAPITAL GROUP



By:  ______________________
     Name:
     Title:

                                                               EXHIBIT A
                                                               ---------

                AMENDED AND RESTATED REVOLVING PROMISSORY NOTE



Date of Note:  September 11, 2000
------------

Principal Amount:  $25,000,000.00
----------------

Maturity Date:  March 11, 2001, subject to extensions hereinafter provided
-------------

         FOR VALUE RECEIVED, FRONTLINE CAPITAL GROUP, a Delaware corporation ("Borrower"), does hereby covenant and promise to pay to the order of BANKERS TRUST COMPANY, a New York banking corporation, or its successors and assigns ("Lender"), at 130 Liberty Street, New York, New York 10006, or at such other place as Lender may designate to Borrower in writing from time to time, in lawful money of the United States of America and in immediately available funds, the lesser of (i) the Principal Amount stated above and (ii) the aggregate unpaid amount of all advances made by Lender to Borrower pursuant to the Line of Credit Agreement (as hereinafter defined), together with interest thereon in like money and funds as hereinafter provided.

         1. Definitions. The following terms, as used in this Note, shall have the meanings indicated opposite them.

         "Applicable Rate" - during the period from the date hereof through the Maturity Date, (a) the Prime Rate or (b) the LIBOR Rate in effect at any given time pursuant to the terms hereof plus five (5%) percent per annum.

         "Authorized Representative" - shall mean Scott Rechler, Michael Maturo, Jason Barnett or any other person or persons designated by Borrower, in a writing delivered to Lender, as an Authorized Representative.

         "Business Day" - a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Default" - shall mean any act or condition which with the giving of notice or the lapse of time, or both, could become an Event of Default.

         "Event of Default" - shall mean any act or event described as an "Event of Default" in the Line of Credit Agreement.

         "Fixed Rate Acceptance Notice" - shall have the meaning assigned to such term in PARAGRAPH 4(b) hereof.

         "Fixed Rate Advance" - shall mean a LIBOR Advance.

         "Fixed Rate Notice" - Borrower's telephonic notice immediately confirmed in writing, which writing may be delivered by telecopier, stating that Borrower, subject to delivery by it of a Fixed Rate Acceptance Notice, elects to pay interest at the Fixed Rate and specifying the portion of the Principal Amount which is to bear interest at the LIBOR Rate, the applicable Interest Period for the Fixed Rate Advance and the Business Day on which such Interest Period is to begin.

         "Interest Period" - a period of 30, 60, 90 or 180 days, in each case as elected by Borrower in the Fixed Rate Notice, provided, however, that no such period shall extend beyond the Maturity Date. Any Interest Period which terminates on a non-Business Day shall be deemed, for purposes hereof, to terminate on the next succeeding Business Day.

         "LIBOR Advance" - the whole or any portion of the outstanding Principal Amount which bears interest at a rate based upon the LIBOR Rate, but such portion of the outstanding Principal Amount shall be in an integral multiple of $50,000 but in no event less than $250,000.

         "LIBOR Rate" - shall mean, for the applicable Interest Period, the rate per annum determined on the basis of the London inter-bank offered rates for U.S. Dollar deposits in the Eurodollar market and having a maturity equal to the proposed Interest Period and appearing on the Telerate Screen page 3750 (or the successor page reference thereto) as of approximately 11:00 AM (London time) two Business Days before the date on which such Interest Period shall commence. If at least two such offered rates appear on the Telerate Screen page 3750 or associated pages, the rate in respect of such Interest Period will be the arithmetic mean (rounded up to the nearest 1/16) of such offered rates. If no such rate appears, the rate in respect of such Interest Period will be the rate specified as LIBOR on the Reuters Screen LIBOR page as of such date and time for such Interest Period.

         "Line of Credit Agreement" - the Amended and Restated Revolving Line of Credit Agreement dated the date hereof between the Lender and Borrower, as the same may be amended or otherwise modified from time to time.

         "Loan" - the loan or loans made to Borrower by Lender and evidenced hereby.

         "Note" - this Amended and Restated Revolving Promissory Note, as the same may be amended or otherwise modified from time to time.

         "Prime Rate" - means the rate which Lender publicly announces from time to time as Lender's "Prime Rate." The Prime Rate shall be adjusted from time to time when and as Lender's Prime Rate shall change. Lender's Prime Rate is determined from time to time by Lender as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged by Lender to any customer class or category of its customers. Lender may make commercial or other loans at rates of interest at, above or below Lender's Prime Rate. Any change resulting from a change in Lender's Prime Rate shall become effective as of the date on which Lender makes a change in Lender's Prime Rate.

         "Prime Rate Advance" - the whole or any portion of the outstanding Principal Amount which bears interest at a rate based upon the Prime Rate.

         "Regulation D" - Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, including any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Reserve Percentage" - the maximum aggregate reserve requirement (including, without limitation, all basic, marginal, emergency, supplemental, special or other reserves and taking into account any transitional requirements) as specified in Regulation D that Lender determines would be applicable on that day to new non-personal time deposits in the United States in an amount equal to or in excess of $100,000 with a maturity approximately equal to that of the applicable Interest Period. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         2. Interest. Interest on the outstanding Principal Amount shall accrue from and including the date of the advance to but excluding the date of any repayment or prepayment thereof and shall be payable in arrears (i) on the first day of each calendar month, commencing with the month after the month in which this Note is executed and delivered, (ii) on the date of any prepayment (on the amount prepaid), (iii) on the Maturity Date, and (iv) after maturity (whether by acceleration or otherwise), on demand. All interest calculations provided for herein shall be made on the basis of a 360-day year and the actual number of days elapsed; provided, however, that to the extent the Applicable Rate is based upon the LIBOR Rate, monthly payments shall be calculated on the basis of thirty day months, but applied based on the actual number of days elapsed. All payments shall be credited, when collected, first to interest and then to principal.

         3. Maturity Date. The outstanding principal of, and all accrued interest on, the Loan shall be due and payable on March 11, 2001 (the "Maturity Date"); provided, however, that if the maturity date of the Line of Credit Agreement is validly extended in accordance with the provisions thereof, then the maturity date of this Note shall be deemed to have been automatically extended to the extended maturity date of the Line of Credit Agreement.

         4. Selection of Rate. (a) Except as provided in PARAGRAPHS 4(b) and 10, the outstanding Principal Amount shall bear interest at a rate per annum equal to the Prime Rate.

            (b) Provided there is no Default and/or Event of Default which is continuing, Borrower shall elect to pay interest on the whole or applicable portion of the outstanding Principal Amount (subject to the minimum amount limitations set forth herein and the requirements set forth below) at a rate per annum equal to the LIBOR Rate in effect at any given time pursuant to the terms hereof plus five (5%) percent per annum, in each case, applicable to the Interest Period elected by Borrower from (and including) the first day of each Interest Period to (but not including) the last day of such Interest Period. Accordingly, the Principal Amount shall bear interest at a rate based upon the Prime Rate only if Fixed Rate Advances are not available by reason of PARAGRAPH 6 or if a Default and/or Event of Default exists and is continuing. Borrower shall, subject to delivery by it of a Fixed Rate Acceptance Notice, elect the Fixed Rate for the whole or applicable portion of the outstanding Principal Amount pursuant to a Fixed Rate Notice. Lender must receive such Fixed Rate Notice prior to 11:00 A.M., New York City time, on a Business Day at least three (3) Business Days prior to:

               (i) the last day of an Interest Period (in the case of an outstanding Fixed Rate Advance); or

               (ii) any Business Day elected by Borrower in its Fixed Rate Notice (in the case of a conversion of a Prime Rate Advance to a Fixed Rate Advance) for the commencement of the applicable Interest Period.

If Borrower fails to give a Fixed Rate Notice at least three (3) Business Days prior to the end of an Interest Period, then, on the last day of the Interest Period, the outstanding Fixed Rate Advance shall convert to a Fixed Rate Advance with an Interest Period of thirty (30) days. On the date specified in the Fixed Rate Notice as the date on which the applicable Interest Period is to begin, Lender shall notify Borrower's Authorized Representative by telephone (such notice to be promptly confirmed in writing) or by telex (with receipt confirmation), which notice shall specify the date, the proposed Fixed Rate and the period of time on such date during which such rate is to be available. If Lender fails to specify the period for which such quoted rate is available, then such rate shall be deemed to be available only for thirty minutes from the time Lender, orally or in writing, notifies Borrower's Authorized Representative of such rate. If Borrower then wishes to obtain such Fixed Rate for the whole or applicable portion of the outstanding Principal Amount, it shall promptly give notice to Lender to such effect (the "Fixed Rate Acceptance Notice"), which notice shall be irrevocable and may be by telephone, promptly confirmed in writing.

            (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic Fixed Rate Notice or Fixed Rate Acceptance Notice, Lender may, prior to receipt of written confirmation, act without liability on the basis of telephonic notice which it believes in good faith to be from Borrower and, in any event, Lender may act without liability on the basis of written notice which it believes in good faith to be from Borrower.

         5. Payment of Interest on and Number of Fixed Rate Advances. If a Fixed Rate Advance is outstanding, then in addition to the monthly payments of interest required under PARAGRAPH 2 hereof, all accrued and unpaid interest, if any, on such Fixed Rate Advance shall be due and payable on the last day of the Interest Period. In no event may there be more than five (5) Interest Periods in effect at any one time.

         6. Suspension of Fixed Rate. If Lender, in its sole discretion, determines that Lender's making or maintaining of a Fixed Rate Advance is unlawful for any reason, then Lender may suspend the availability of the Fixed Rate and immediately convert the outstanding Fixed Rate Advance, if any, to a Prime Rate Advance. Lender shall immediately notify Borrower of any such conversion and Borrower shall pay to Lender, within thirty (30) days following demand, (i) all accrued and unpaid interest on the Fixed Rate Advance to the date of such conversion, plus (ii) such amounts as Lender shall require to compensate it for the costs of converting any such Fixed Rate Advance to a Prime Rate Advance. The certificate of Lender as to any amounts payable pursuant to this PARAGRAPH shall, absent manifest error, be final, conclusive and binding on Borrower; such certificate must set forth in reasonable detail Lender's calculation of the amount so payable. No Fixed Rate Notices shall be given by Borrower thereafter until Lender determines that a Fixed Rate Advance would be lawful and practical.

         7. Increases in Cost. In the event that at any time or from time to time any domestic or foreign requirement of law, regulation, order or decree or any change therein or in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any governmental, fiscal, monetary or other authority (i) does or shall subject Lender to any tax, duty, charge or withholding on or from payments due from Borrower (excluding taxation of the income of Lender); or (ii) does or shall impose, modify or hold applicable or change any reserve (including, without limitation, basic, supplemental, marginal, special or emergency reserves but not including reserve requirements already taken into account in calculating the Fixed Rate), special deposit, compulsory deposit or similar requirement with respect to assets of, deposits with or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by Lender; or (iii) does or shall impose on Lender any other condition or change therein and the result of any of the foregoing is to increase the cost to Lender of making available to Borrower, converting from or to, or maintaining Fixed Rate Advances, then, and in any such event, Lender shall notify Borrower in writing of such occurrence setting forth in reasonable detail the basis for and amounts of such increased costs, and Borrower shall pay to Lender, within thirty (30) days following demand, such amounts as will compensate Lender for such increased costs. The certificate of Lender as to any amounts payable pursuant to this PARAGRAPH shall, absent manifest error, be final, conclusive and binding on Borrower; such certificate must set forth in reasonable detail Lender's calculation of the amount so payable.

         8. Prepayment. (a) At any time during the term hereof that the Applicable Rate is based upon the Prime Rate or on a date which is the last day of an Interest Period (with respect to the whole or any portion of the outstanding Principal Amount as to which the Interest Period is ending), upon not less than two (2) Business Days written notice to Lender specifying the date on which prepayment is to be made, Borrower shall have the privilege of prepaying the unpaid balance of the Principal Amount of this Note, in whole or in part, on any Business Day, without payment of a premium or penalty, provided that (i) any such prepayment shall be in a minimum amount of not less than $250,000 (unless the unpaid balance of such lesser outstanding Principal Amount is less than $250,000, in which case the entire unpaid balance of the outstanding Principal Amount may be prepaid) and additional integral multiples of $50,000, and (ii) together with any such prepayment, Borrower shall also pay any accrued and unpaid interest on the portion of the outstanding Principal Amount of this Note being so prepaid to the date of prepayment, and together also with accrued and unpaid interest or other sums or charges, if any, then due and owing hereunder.

            (b) (i) At any time during the term hereof that the Applicable Rate is based upon the Fixed Rate, Borrower shall have the privilege of prepaying the unpaid balance of the Principal Amount of this Note, in whole or in part, on the notice set forth in PARAGRAPH 8(a) hereof, except that in addition to the payment of the whole or portion of the outstanding Principal Amount so to be prepaid, all accrued and unpaid interest thereon and all other sums then due hereunder or under the Line of Credit Agreement, Borrower shall pay a prepayment premium based on the following formula:

            (a) Upon prepayment, Lender shall determine whether there is a fixed rate yield maintenance premium due by subtracting the Redemption Treasury Rate from the Fixed Rate (as such terms are defined below). If the Redemption Treasury Rate is equal to or greater than the Fixed Rate, no fixed rate yield maintenance premium will be due.

            (b) However, if the Redemption Treasury Rate is less than the Fixed Rate, a fixed rate yield maintenance premium will be computed by Lender as follows:

                                 (F-R)x P x D
                                 ---------------
                                      360

            (c) Lender shall discount the resulting number to the net present value thereof, i.e., as if such sum were received in equal monthly installments from the date of prepayment to the end of the applicable Interest Period. To determine present value, the discount rate shall be calculated on the basis of a three hundred sixty-five (365) day year.

            (d) For purposes of computing the fixed rate yield maintenance premium, the following definitions govern:

                  -"F" or "Fixed Rate" means the applicable LIBOR
                  Rate plus five (5%) percent.

                  -"R" or "Redemption Treasury Rate" means, at the time of prepayment, the rate of interest per annum equal to the most recently published quotations of yields to maturity of U.S. Treasury obligations (bills on a discounted basis shall be converted to a bond equivalent), as published weekly by the Federal Reserve Board in the Federal Reserve Statistical release, trading closest to par value and with a maturity date comparable to the end of the applicable Interest Period.

                  -"P" means such Principal Amount being repaid.

                  -"D" means the number of days remaining until the day preceding the end of the applicable Interest Period.

            Absent manifest error, Lender's calculation of the fixed rate yield maintenance premium shall be deemed conclusive; Lender shall furnish to Borrower, in reasonable detail, its calculation of such premium.

                         (ii) Lender shall notify Borrower of the amount and basis of determination of such prepayment premium, it being agreed that (A) the calculation of such prepayment premium may be based on the most recent Redemption
                  Treasury Rate available to Lender; and (B) Lender shall not be obligated to have actually reinvested the prepaid amount in any such U.S. Government Treasury Obligations as a condition precedent to receiving a prepayment premium calculated pursuant to the provisions of this subparagraph 8(b). Borrower, upon receipt of such notice and simultaneously with any such prepayment, shall remit to Lender the prepayment premium. Any payment by Borrower of the outstanding Principal Amount or any portion thereof either pursuant to the terms and provisions of this Note or after acceleration of the Maturity Date shall be deemed a voluntary prepayment for the purposes hereof, and if a Fixed Rate Advance is then outstanding, Borrower shall be required, on demand, to pay the prepayment premium, if any, calculated as aforesaid.

            (c) Any payments of the outstanding Principal Amount received by Lender (whether pursuant to the terms of this PARAGRAPH 8, or otherwise) shall be applied to this Note in the following order of priority: (i) first, to any accrued interest which is due and unpaid on this Note; and (ii) second, to the outstanding Principal Amount of this Note.

            (d) Notwithstanding anything to the contrary contained herein, this
Note is a revolving note; and, subject to the terms of the Loan Documents, amounts borrowed and repaid or prepaid may be reborrowed.

         9. Involuntary Rate; Late Charge. Overdue principal and, to the extent permitted by law, overdue interest and all other overdue amounts owing hereunder, whether at maturity, upon acceleration or otherwise, shall bear interest for each day that such amounts are overdue (whether or not any required notice of default shall have been given) at a rate per annum equal to two (2.0%) percent per annum in excess of the Applicable Rate in effect from time to time (such rate the "Involuntary Rate"). In addition, any payment, whether of principal or interest, not received by Lender within ten (10) days after the date it is due shall be assessed a late charge of five (5.0%) percent of the overdue payment (such charge, the "Late Charge"), and such Late Charge shall be due on demand. Lender's right to receive interest at the Involuntary Rate and any Late Charge pursuant to this PARAGRAPH shall be in addition to all other rights and remedies provided herein or by law for the benefit of the holder hereof upon a default; and the acceptance of the same by the holder hereof shall not restrict such holder in any respect in the exercise of any other or further right or remedy, nor shall the same be deemed to be, as to the holder hereof, a waiver or release of Borrower from any of its obligations herein contained or constitute an extension of the time for payments due hereunder.

         10. Acceleration. It is hereby expressly agreed that the entire unpaid balance of the Principal Amount shall, at the option of the holder hereof, become immediately due and payable without necessity for presentment and demand, notice of protest, demand and dishonor or nonpayment of this Note, all of which are hereby expressly waived, during the continuation of any Event of Default or any event by which, under the terms of the Line of Credit Agreement, said unpaid balance may or shall become due and payable. Failure to exercise any such option at any time shall not constitute a waiver of the right of the holder hereof to exercise the same in the event of any subsequent default or acceleration event.

         11. Notices. Except as otherwise provided herein, any notice to be given hereunder shall be in writing and shall be either delivered or sent by first-class registered or certified mail, return receipt requested, postage prepaid, or by reputable overnight delivery service, with receipt acknowledged and next business day delivery specified, addressed (a) if to Borrower, to Borrower's address set forth on the signature page hereof or (b) if to Lender, at Lender's address set forth above, Attention: Susan Swanezy, or, as to any party, at such other address as shall be designated by such party by notice to the other party given in the manner set forth in this PARAGRAPH and each such notice shall be effective (i) if delivered, at the time of delivery to the address specified in this PARAGRAPH or (ii) if given by mail, on the fourth Business Day following the time of mailing in the manner aforesaid, or (iii) on the Business Day immediately following the delivery of such notice to an overnight delivery service.

         12. [Intentionally Deleted]

         13. Taxes and Attorneys' Fees. Borrower shall pay to Lender, immediately upon demand, any and all taxes assessed against Lender by reason of its holding of this Note and the receipt by it of interest payments hereunder (other than income, franchise and other similar taxes assessed by the United States Government, any state or any political subdivision of either thereof on such interest payments), and any and all other reasonable out-of-pocket sums and charges that may at any time become due and payable under the Line of Credit Agreement. Borrower also promises to pay all reasonable out-of-pocket costs, disbursements and reasonable attorneys' fees and disbursements incurred in connection with the negotiation, preparation, and execution of this Note and/or the Line of Credit Agreement and any other documents and instruments prepared in connection herewith or therewith and the consummation of the transactions contemplated hereby or thereby and the administration of this loan and the Line of Credit Agreement and in the preservation of rights under, enforcement of, this Note, the Line of Credit Agreement and any other instruments and documents related thereto, any modification and amendment, or consent related thereto and any refinancing or renegotiation of this Note and the Line of Credit Agreement.

         14. No Partnership or Joint Venture. Nothing contained in this Note or elsewhere shall be deemed or construed as creating a partnership or joint venture between Lender and Borrower or between Lender and any other person, or cause the holder hereof to be responsible in any way for the debts or obligations of Borrower or any other person.

         15. Waiver. Borrower hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note, and expressly agrees that, without in any way affecting the liability of Borrower hereunder, Lender may extend the Maturity Date or the time for payment of any amount due hereunder, accept security, release any party liable hereunder and release any security now or hereafter securing this Note without in any other way affecting the liability and obligation of Borrower or any other Person.

         16. Interest Rate Limitation. Notwithstanding anything contained herein to the contrary, the holder hereof shall never be entitled to receive, collect or apply as interest on the obligation evidenced hereby any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event the holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the outstanding Principal Amount; and if the outstanding Principal Amount is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether the interest paid or payable in any specific case exceeds the highest lawful rate, the holder hereof and Borrower shall to the maximum extent permitted under applicable law
(i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) "spread" the total amount of interest throughout the entire contemplated term of the obligation so that the interest rate is uniform throughout said entire term.

         17. Severability. Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provision hereof, which terms and provisions shall remain binding and enforceable.

         18. Number and Gender. In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

         19. Headings. Headings at the beginning of each numbered paragraph of this Note are intended solely for convenience of reference and are not to be deemed or construed to be a part of this Note.

         20. Governing Law; Submission to Jurisdiction; Waivers, Etc. (a) This Note, which, together with the Line of Credit Agreement and the Pledge Agreement (as such term is defined in the Line of Credit Agreement), sets forth the entire understanding of Borrower and Lender with respect to the subject matter hereof, shall be governed by and construed and enforced in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of New York.

            (b) Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court (sitting in New York State) over any suit, action or proceeding arising out of or relating to this Note, the Line of Credit Agreement and/or the Pledge Agreement, and Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal court (sitting in New York State) may be made by certified or registered mail, return receipt requested, postage prepaid, directed to Borrower at the address indicated below (or to such other address as shall be designated by Borrower by notice to Lender given in the manner set forth in PARAGRAPH 11 hereof), and service so made shall be complete five (5) days after the same shall have been so mailed. Borrower also waives (a) the right to trial by jury in the event of any litigation to which Lender and Borrower are parties in respect of any matter arising under this Note, the Line of Credit Agreement and/or the Pledge Agreement, whether or not such litigation has been commenced in respect of this Note and whether or not other persons are also parties thereto, (b) the right to interpose any counterclaim therein, (c) the right to have the same consolidated with any other or separate suit, action or proceeding, (d) any claim that New York or Suffolk County (or any other County in New York State) or such District is an inconvenient forum and (e) any claim against Lender for consequential, special or punitive damages. Lender, by its acceptance hereof waives trial by jury in any suit, action or proceeding as to which Borrower, pursuant to the preceding clause (a), has waived trial by jury.

            (c) No delay on the part of Lender in exercising any of its options, powers or rights, or partial or single exercise thereof, whether arising hereunder, under the Line of Credit Agreement and/or under the Pledge
Agreement or otherwise, shall constitute a waiver thereof or affect any right hereunder or thereunder. No waiver of any of such rights and no modification, amendment or discharge of this Note shall be deemed to be made unless the same shall be in writing, duly signed by the party against whom enforcement of any such waiver, modification or discharge is sought. Each such waiver (if any) shall apply only with respect to the specific instance involved and shall in no way impair the rights of Lender or the obligations of Borrower hereunder in any other respect at any other time.

         21. Broker. Lender and Borrower each hereby represents to the other that it did not deal with any broker or similar person in connection with this financing.

         22. Set-off. Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim
Lender may otherwise have, Lender shall be entitled, during the continuation of an Event of Default, to offset balances held by it for the account of Borrower at any of its offices, in lawful money of the United States of America or in any other currency, against any principal of or interest on this Note, or any other obligation of Borrower held by Lender, which is not paid when due (regardless of whether such balances are then due to Borrower).

         23. Grid Note. Borrower authorizes Lender to record on SCHEDULE I annexed hereto the information with respect to the advances under this Note and any payments and prepayments of the outstanding Principal Amount made by Borrower and such notations shall be presumed to be correct and binding subject to rebuttal by Borrower; provided, however, that the failure of Lender to make any such notation shall not limit or otherwise affect the obligation of Borrower to repay the outstanding Principal Amount nor alter or impair any of the other obligations of Borrower hereunder, under the Line of Credit Agreement and/or under the Pledge Agreement.

         24. Miscellaneous. (a) This Note may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

            (b) Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, premium, interest and other sums due and payable hereon, all costs of collection or attempting to collect this Note, including reasonable attorneys' fees and expenses.

         25. Loan Sales. Lender shall have the unrestricted right at any time or from time to time, and without Borrower's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Note and to any other documents, instruments and agreements executed in connection herewith as Lender and any such Assignee shall deem reasonably necessary to effect the foregoing; provided, however, that no such amendment and/or no such other documents shall increase the amounts payable by Borrower hereunder and/or under the Line of Credit Agreement and/or increase Borrower's other obligations hereunder and/or under the Line of Credit Agreement. Any Assignee shall be required, to the extent of the interest assigned to it, to assume, in a writing delivered to Borrower, Lender's obligations hereunder and under the Line of Credit Agreement. In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes (and the face amount of all of the promissory notes issued by Borrower pursuant hereto may not exceed the then maximum principal amount available under the Line of Credit Agreement), as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Each of the promissory notes being replaced shall be marked "refinanced and replaced." Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation reasonably required by Lender (as provided in this PARAGRAPH) in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Note and shall have all of the rights and obligations of Lender hereunder (and under any and all other documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent. Bank may furnish any information concerning Borrower in its possession from time to time to prospective Assignees. If more than one person or entity holds a promissory note issued by Borrower pursuant hereto, such holders shall designate, in a writing delivered to Borrower, one of them to act as agent and, in connection with the Line of Credit Agreement and the instruments and documents related thereto, Borrower shall be entitled to deal solely with such agent.

         26. Participations. Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Lender's obligation to lend hereunder and/or any or all of the loans held by Lender hereunder. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder. Lender may furnish any information concerning Borrower in its possession from time to time to prospective Participants.

         27. Use of Proceeds. No portion of the proceeds of the Loan shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

         28. Replacement of Promissory Note. Upon receipt of an affidavit of any officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

         29. Amendment and Restatement. Reference is hereby made to that certain $14,881,740.61 Promissory Note (Facility A) made by Borrower payable to the order of Lender (the "Facility A Note") and to that certain $10,118,297.50 Promissory Note (Facility B) made by Borrower payable to the order of Lender (the "Facility B Note"). This Note is an amendment, restatement and consolidation of the Facility A Note and the Facility B Note and concurrently herewith the Facility A Note and the Facility B Note are each being marked "refinanced and replaced."

         30. Pledge by Lender. Notwithstanding anything herein to the contrary, Lender may at any time pledge all or any portion of its interests and rights under this Note to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. ss. 341. No such pledge or the enforcement thereof shall release the pledgor from its obligations hereunder.



[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the day and year first above written.

                                      FRONTLINE CAPITAL GROUP

                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:

Address of Borrower:
-------------------
1350 Avenue of the Americas
32nd Floor
New York, New York 10019

AGREED AND ACCEPTED:
BANKERS TRUST COMPANY


By:
   -------------------------------
   Name:
   Title:


                                  SCHEDULE I

                            SCHEDULE OF PRIME RATE
                     AND LIBOR RATE LOANS AND PAYMENTS OR
                   CONVERSIONS OF PRINCIPAL MADE PURSUANT TO
        THE AMENDED AND RESTATED REVOLVING PROMISSORY NOTE OF EVEN DATE
      HEREWITH BY AND BETWEEN FRONTLINE CAPITAL GROUP, AS BORROWER, AND
                       BANKERS TRUST COMPANY, AS LENDER



                   Character of
                   Loan (Prime         Last Day of           Amount Paid -
                   Rate or LIBOR       Interest Period,      Pre-paid or           Unpaid Principal      Notation
Date               Rate                If Applicable         Converted             Balance               Made By
----               -----------         ---------------       -----------           ----------------      -------